UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2019

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut 06851-1056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On March 6, 2019, Registrant’s Board of Directors approved a reorganization (the “Reorganization”) of Registrant’s corporate structure into a holding company structure, pursuant to which the Registrant will become a direct, wholly-owned subsidiary of a new holding company. The purpose of the Reorganization is to provide the Registrant with strategic, operational and financial flexibility. The business operations, directors and executive officers of the Registrant will not change as a result of the Reorganization.

The Reorganization is intended to be implemented via a tax-free transaction for U.S. federal income tax purposes that will result in each holder of Registrant’s common stock owning the same number of shares of common stock in the new holding company and each holder of Registrant’s preferred stock owning the same number of shares of preferred stock in the new holding company. It is expected that the directors and executive officers of Registrant will also serve in the same capacities for the new holding company and that shares of the new holding company’s common stock will trade on the New York Stock Exchange under Registrant’s current ticker symbol “XRX.”

The Reorganization is subject to shareholder approval, regulatory approval and other customary conditions and is expected to be implemented in mid-2019, though there can be no assurance as to its completion or timing.

Additional details and information regarding the Reorganization will be included in a joint proxy statement/prospectus relating to Registrant’s 2019 annual meeting of shareholders, which will be mailed to shareholders when available.

Forward Looking Statements

This report, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: statements regarding the proposed corporate reorganization, the occurrence and timing of any closing of the proposed corporate reorganization, and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in Xerox’s 2018 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the SEC. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities and is not a solicitation of a proxy from any shareholder of Xerox. In connection with the proposed corporate reorganization, the new Xerox holding company intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement/prospectus consisting of a proxy statement relating to the 2019 annual meeting of shareholders of Xerox and a prospectus relating to the common stock of the new Xerox holding company. Xerox and the new Xerox holding company also plan to file other relevant documents with the SEC regarding the proposed corporate reorganization. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Xerox and the new Xerox holding company with the SEC at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus (if and when it becomes available) and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by visiting our investor information site at www.xerox.com/investor.

The directors and executive officers of Xerox and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed corporate reorganization. Information regarding Xerox’s directors and executive officers is available in its proxy statement on Schedule 14A for its 2018 Annual Meeting of Shareholders filed with the SEC on June 18, 2018. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and their respective interests will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

	By:	/s/ Douglas H. Marshall
Douglas H. Marshall
Date: March 7, 2019		Secretary